SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K




             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported) Sept. 25, 1996



                        MARKET DATA CORP.
     (Exact name of registrant as specified in its charter)


      TEXAS                33-22264-FW         76-0252235
(State or jurisdiction    (Commission        (I.R.S. Employer
of incorporation)          File Number)      Identification No.)


14505 TORREY CHASE BLVD. SUITE 410, HOUSTON, TX        77014
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code (713) 586-8686


















Item 5.  Other Items

As previously disclosed, as possibly forthcoming, the California Department of Real Estate issued an Order to Desist and Refrain on MDC's wholly owned subsidiary Renet Financial Corporation
(RFC). The order states, "Now, therefore, you, Renet Financial Corporation, your officers, agents and employees and you, Philip Charles LaPuma, are hereby ordered to desist and refrain from any and all conduct requiring a real estate license unless and until your conduct is in compliance with Section 10145 of the code and Sections 2830, 2831, 2831.1, 2831.2, and 2832.1 of the
regulations."

The order was dated September 19, 1996, and was received
September 23, 1996. Acknowledgment of the order must be received by the DRE by October 9, 1996.

RFC will acknowledge this order and will provide evidence that it is currently conducting its business in complete compliance with
Section 10145 of the code and Sections 2830, 2831, 2831.1, 2831.2 and 2831.1 of the regulations.

The subject of this order is the handling of Mortgage Insurance premiums on FHA Title II loans. RFC is no longer funding FHA-Title II loans and all past MIP's have been either paid by RFC or advanced on RFC's behalf by the investors who purchased these FHA loans from RFC.

A second matter addressed by the order is the short funding of a loan (borrowers:Schultz) this occurred when RFC's warehouse lender (Imperial Mortgage Lending Group, Inc.) canceled RFC's warehouse line and froze all proceeds. All funds on the Schultz loan were subsequently paid. This was a one time occurrence and no further loans have been funded in the manner that the Schultz loan was funded. Therefore, RFC's operating practices are currently in compliance with the Department of Real Estate order, including revisions to RFC Trust Accounting practices which were implemented upon the Department of Real Estate's Auditors examination and recommendations of July 27, 1996.

RFC also operates under the California Department of Corporations' Consumer Finance Lender's License which is unaffected by the above order.












                           Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Market Data Corp
                                   (Registrant)

9/12/96                            Mike Pope
Date                               (Signature)


9/12/96                            Philip LaPuma
Date                               (Signature)